UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Jeffrey A. Kupp, the principal financial and accounting officer of Microtune, Inc., a Delaware corporation (the “Company”), notified the Company on November 16, 2009 that he is resigning from his positions with the Company, including Vice President, Chief Financial Officer and Corporate Secretary, effective as of December 4, 2009. In connection with Mr. Kupp’s resignation, the Company and Mr. Kupp have entered into discussions regarding Mr. Kupp’s departure and the transition of his responsibilities within the Company. Mr. Kupp has agreed to assist the Company through late December 2009 with the transition of his responsibilities. Prior to Mr. Kupp’s resignation, he will continue to receive his current salary and will be eligible for all other applicable Company benefits during such period.

(c)

Following the effectiveness of Mr. Kupp’s resignation on December 4, 2009, Justin M. Chapman, 35, who has served as the Company’s Vice President of Accounting since November 2004, will become Vice President and Interim Chief Financial Officer of the Company and will perform the duties associated with the offices of the principal financial and accounting officer.

Item 7.01	Regulation FD Disclosure.

On November 18, 2009, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Microtune, Inc. dated November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: November 18, 2009	By:	/S/ JAMES A. FONTAINE
James A. Fontaine
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release of Microtune, Inc. dated November 18, 2009.